EXHIBIT 10.8

THE TALBOT BANK OF EASTON, MARYLAND
SUPPLEMENTAL DEFERRED COMPENSATION PLAN

TRUST AGREEMENT

Effective as of December 11, 1996

THE TALBOT BANK OF EASTON, MARYLAND
SUPPLEMENTAL DEFERRED COMPENSATION PLAN TRUST AGREEMENT

Effective as of December 11, 1996

ARTICLE 1
ESTABLISHMENT OF TRUST

1.1	TRUST DEPOSITS	1
1.2	IRREVOCABILITY	1
1.3	GRANTOR TRUST	1
1.4	PLAN ASSETS	2

ARTICLE 2
THE PLAN

2.1	BENEFIT PROVISIONS	2
2.2	CONFLICTS WITH TRUST	2
2.3	TRUSTEE RELIANCE	2

ARTICLE 3
PAYMENTS TO THE PLAN PARTICIPANT OR BENEFICIARIES

3.1	PAYMENT SCHEDULE AND TAXES	2
3.2	PAYMENTS BY EMPLOYER	2
3.3	CESSATION OF PAYMENTS: RECOMMENCEMENT	3

ARTICLE 4
PAYMENTS TO EMPLOYER

4.1	PAYMENTS TO THE EMPLOYER	3

ARTICLE 5
INVESTMENT AUTHORITY

5.1	TRUSTEE AUTHORITY	3
5.2	TYPES OF INVESTMENTS	3

ARTICLE 6
DISPOSITION OF INCOME

6.1	DISPOSITION OF INCOME	3

ARTICLE 7
RESPONSIBILITY OF THE TRUSTEE

7.1	TRUSTEE INDEMNIFICATION	4
7.2	LIMITATION ON POWERS	4

ARTICLE 8
FEES AND EXPENSES OF THE TRUSTEE

8.1	TRUSTEE EXPENSES AND FEES	4

ARTICLE 9
RESIGNATION AND REMOVAL OF THE TRUSTEE

9.1	TRUSTEE RESIGNATION	4
9.2	TRUSTEE REMOVAL	4
9.3	TRANSFER OF ASSETS	4
9.4	COURT'S APPOINTMENT OF SUCCESSOR	5

ARTICLE 10
APPOINTMENT OF SUCCESSOR

10.1	APPOINTMENT OF SUCCESSOR	5

ARTICLE 11
AMENDMENT OR TERMINATION

11.1	AMENDMENT	5
11.2	TERMINATION	5

ARTICLE 12
MISCELLANEOUS

12.1	VALIDITY OF PROVISIONS	5
12.2	NO ASSIGNMENT OF BENEFITS	5
12.3	GOVERNING LAW	5
12.4	SUCCESSOR AND ASSIGNS	6
12.5	TRUSTEE'S SUCCESSORS	6
12.6	HEADINGS	6

ARTICLE 13
EFFECTIVE DATE

13.1	EFFECTIVE DATE	6

THE TALBOT BANK OF EASTON, MARYLAND
SUPPLEMENTAL DEFERRED COMPENSATION PLAN TRUST AGREEMENT

RECITALS

THIS TRUST AGREEMENT is made and entered into effective as of the ________ day of ___________, 1996 by and between The Talbot Bank of Easton, Maryland (the “Employer”), which sponsors the Talbot Bank of Easton, Maryland, Supplemental Deferred Compensation Plan (the “Plan”), and Alex. Brown Capital Advisory & Trust Company, a corporation having trust powers under the laws of the State of Maryland (the “Trustee”).

The Employer has established the Plan which is intended to be a “top hat plan” (i.e., an unfunded plan of deferred compensation maintained for members of a select group of management or highly compensated employees) under sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974 (“ERISA”). The Plan has been created for the sole benefit of the Employer's President and Chief Executive Officer.

The Plan provides for the Employer to pay all Plan benefits from its general revenues and assets. The Employer wishes to establish an irrevocable trust fund for the purpose of providing a source from which to pay benefits under the Plan, such trust fund being subject to the claims of the Employer's creditors in the event of the Employer's bankruptcy or insolvency. Contributions to the trust fund shall be held by the Trustee and invested, reinvested and distributed in accordance with the provisions of this Trust Agreement.

The Trust established by this Trust Agreement is intended to be a “grantor trust,” with the result that the corpus and income of the trust are treated for tax purposes as assets and income of the Employer.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the Employer and the Trustee, intending to be legally bound, declare and agree as follows:

ARTICLE 1

ESTABLISHMENT OF TRUST

1.1  TRUST DEPOSITS. The Employer shall deposit with the Trustee, in trust, certain funds as required under the Plan, which funds shall be held and disposed of by the Trustee as provided in this Trust Agreement.

1.2  IRREVOCABILITY. The Trust shall be irrevocable.

1.3  GRANTOR TRUST. The Trust is intended to be a grantor trust, of which the Employer is the grantor, within the meaning of sub-part E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.

1.4  PLAN ASSETS. The principal of the Trust, and any earnings thereon, shall be held separate and apart from other funds of the Employer and shall be used exclusively for the uses and purposes of the Plan and general insolvency creditors of the Employer as herein set forth. Any assets held by the Trust will be subject to the claims of the Employer's general creditors under federal and state law.

ARTICLE 2

THE PLAN

2.1  BENEFIT PROVISIONS. The terms of the Plan shall govern the amount, form and timing of benefit payments under a Plan to which the Plan Participant or a Beneficiary is entitled.

2.2  CONFLICTS WITH TRUST. Notwithstanding any other provision of this Trust or the Plan to the contrary, in the event any provision of the Plan is inconsistent with any provision of this Trust, the terms of this Trust shall control.

2.3  TRUSTEE RELIANCE. Any direction received by the Trustee from the Employer concerning the Trustee's receipt, holding, disposition, investment, or other treatment of the assets of the Trust shall conclusively be deemed to be in accordance with the terms of the Plan, and the Trustee shall be entitled to rely, and shall be held harmless by the Employer in relying, on the propriety of such direction.

ARTICLE 3

PAYMENTS TO THE PLAN PARTICIPANT OR BENEFICIARIES

3.1  PAYMENT SCHEDULE AND TAXES. The Employer shall deliver to the Trustee a schedule (the “Payment Schedule”) that indicates the amounts payable in respect of the Plan Participant upon his becoming entitled to receive a distribution from the Plan and that provides the form in which such amounts are to be paid (as provided for and available under the Plan) and the time of commencement for the payment of such amounts. The Trustee shall make payments to the Plan Participant or his Beneficiaries in accordance with such Payment Schedule. The Employer shall make provision for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Plan and shall pay amounts withheld to the appropriate taxing authorities. The Trustee will have no responsibilities of any kind with respect to any such withholding, but shall provide to the Employer any information concerning the Trust in the possession of the Trustee which reasonably is requested by the Employer with respect to the Employer's withholding obligations under the Plan and this Trust. The Employer will indemnify and hold harmless the Trustee for any liability incurred by the Trustee with respect to such withholding.

3.2  PAYMENTS BY EMPLOYER. The Employer may make payment of benefits directly to the Plan Participant or his Beneficiaries as they become due under the terms of the Plan. The Employer shall notify the Trustee of the Employer's decision to make payment of benefits directly prior to the time amounts are payable to the Plan Participant or his Beneficiaries.

3.3  CESSATION OF PAYMENTS: RECOMMENCEMENT. Upon notice from the Employer, the Trustee shall suspend or, if applicable, recommence payments in accordance with the terms of such notification.

ARTICLE 4

PAYMENTS TO EMPLOYER

4.1  PAYMENTS TO THE EMPLOYER. Except as provided herein, the Employer shall not have any right or power to direct the Trustee to return to the Employer or to divert to others any of the Trust assets before all payments of benefits have been made to Plan Participants or his Beneficiaries pursuant to the terms of the Plan.

ARTICLE 5

INVESTMENT AUTHORITY

5.1  TRUSTEE AUTHORITY. All rights associated with assets of the Trust shall be exercised by the Trustee or the person designated by Trustee, and shall in no event be exercisable by or rest with the Plan Participant or the Employer.

5.2  TYPES OF INVESTMENTS. The Trustee shall invest and reinvest the principal and income of the Trust Fund and keep the Trust Fund invested without distinction between principal and income in Institutional Shares of the following Flag Investor Mutual Funds managed by Alex. Brown Incorporated (or its affiliates):

Intermediate -Term Income Fund, Inc.
Equity Partners Fund, Inc.
Value Builder Fund, Inc.

Investments of the aforesaid mutual funds are subject to the Annual Fund Operating Expenses associated with each such mutual fund.

The Employer and the Trustee can agree from time to time to alter, amend or modify the aforesaid form of investments.

ARTICLE 6

DISPOSITION OF INCOME

6.1  DISPOSITION OF INCOME. During the term of this Trust, all income received by the Trust shall be accumulated and reinvested.

ARTICLE 7

RESPONSIBILITY OF THE TRUSTEE

7.1  TRUSTEE INDEMNIFICATION.

(a)  If the Trustee undertakes or defends any litigation arising in connection with this Trust, the Employer agrees to indemnify the Trustee against the Trustee's costs, expenses and liabilities (including, without limitation, attorneys' fees and expenses) relating thereto and to be primarily liable for such payments.

(b)  The Employer agrees to hold harmless and indemnify the Trustee, to the fullest extent permitted under applicable law, for any and all liabilities of any kind incurred by the Trustee in connection with the Trust (i) relating to periods of time prior to the Trustee's becoming Trustee or (ii) relating to periods of time while the Trustee is Trustee but not related to the Trustee's gross negligence, willful misconduct, or breach of its duties hereunder.

7.2  LIMITATION ON POWERS. Notwithstanding any powers granted to the Trustee pursuant to this Trust Agreement or to applicable law, the Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

ARTICLE 8

FEES AND EXPENSES OF THE TRUSTEE

8.1  TRUSTEE EXPENSES AND FEES. The Employer shall pay all expenses of administering the Trust and all Trustee's fees and expenses with respect to which the Trustee is entitled to compensation or reimbursement.

ARTICLE 9

RESIGNATION AND REMOVAL OF THE TRUSTEE

9.1  TRUSTEE RESIGNATION. The Trustee may resign at any time by written notice to the Employer, which shall be effective thirty (30) days after receipt of such notice unless the Employer and the Trustee agree otherwise.

9.2  TRUSTEE REMOVAL. The Trustee may be removed by the Employer, on thirty (30) days notice or upon shorter notice accepted by the Trustee.

9.3  TRANSFER OF ASSETS. Upon resignation or removal of the Trustee, all assets shall subsequently be transferred to the successor Trustee, which transfer shall be completed no later than sixty (60) days after such resignation or removal.

9.4  COURT'S APPOINTMENT OF SUCCESSOR. If the Trustee resigns or is removed, a successor shall be appointed, in accordance with the following section, by the effective date of resignation or removal. If no such appointment has been made, the Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of the Trustee in connection with the proceeding shall be paid by the Employer.

ARTICLE 10

APPOINTMENT OF SUCCESSOR

10.1  APPOINTMENT OF SUCCESSOR. If the Trustee resigns or is removed in accordance with Sections 9.1 or 9.2 hereof, the Employer may appoint any third party, such as a bank trust department or other party that may be granted corporate trustee powers under state law, as a successor to replace the Trustee upon resignation or removal. The appointment shall be effective when accepted in writing by the new trustee, who shall have all of the rights and powers of the former trustee, including ownership rights in the Trust assets. The former trustee shall execute any instrument reasonably necessary to evidence the transfer.

ARTICLE 11

AMENDMENT OR TERMINATION

11.1  AMENDMENT. This Trust Agreement may be amended by a written instrument executed by the Trustee and the Employer. Notwithstanding the foregoing, no such amendment shall make the Trust revocable after it has become irrevocable in accordance herewith.

11.2  TERMINATION. The Trust shall not terminate until the date on which the Plan Participant and his Beneficiaries no longer are entitled to benefits pursuant to the terms of Article 3 hereof. Upon termination of the Trust, any assets remaining in the Trust shall be returned to the Employer.

ARTICLE 12

MISCELLANEOUS

12.1  VALIDITY OF PROVISIONS. Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof

12.2  NO ASSIGNMENT OF BENEFITS. Benefits payable on behalf of a Plan participant and his or her beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

12.3  GOVERNING LAW. This Trust Agreement shall be governed by and construed in accordance with the laws of the State of Maryland.

12.4  SUCCESSOR AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the Employer and the Trustee and their respective successors and assigns.

12.5  TRUSTEE'S SUCCESSORS. Any corporation into which the Trustee may be merged or with which it may be consolidated, or any corporation resulting from any merger, reorganization or consolidation to which the Trustee may be a party, or any corporation to which all or substantially all of the trust business of the Trustee may be transferred, shall be the successor of the Trustee hereunder without the execution or filing of any instrument or the performance of any act.

12.6  HEADINGS. Headings of the Sections and Articles of this Agreement are included for convenience only and shall not control the meaning or interpretation of any provision of this Agreement.

ARTICLE 13

EFFECTIVE DATE

13.1  EFFECTIVE DATE. The effective date of this Trust Agreement is December 11, 1996.

IN WITNESS WHEREOF, this Trust Agreement has been duly executed under seal by the parties hereto, effective as of the day and year first above written.

ATTEST/WITNESS:	THE TALBOT BANK OF EASTON, MARYLAND

/s/	/s/

Print Name:	Print Name: Jerome M. McConnell Date:	(SEAL)

ATTEST/WITNESS:	ALEX, BROWN CAPITAL ADVISORY & TRUST COMPANY, TRUSTEE

/s/	/s/

Print Name:	Print Name: Date:	(SEAL)